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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             ARROW ELECTRONICS, INC.
             (Exact name of Registrant as specified in its charter)

        NEW YORK                                                 11-1806155
(State of incorporation                                      (I.R.S. Employer
    or organization)                                         Identification No.)

                                  25 Hub Drive
                            Melville, New York 11747
          (Address, including zip code, of principal executive offices)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

   Title of each class                            Name of each exchange on which
    to be registered                              each class is to be registered

Preferred Share Purchase                              New York Stock Exchange
         Rights

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A,(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General instruction A(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)
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Item 1.        Description of Securities to be Registered.

At a meeting of the Arrow Electronics, Inc. (the "Company") Board of Directors of February 19, 1998, the Board authorized the amendment of the Rights Agreement dated as of March 2, 1988, between the Company and The Chase Manhattan Bank, as Rights Agent. This amendment, which took effect as of February 25, 1998 extends the expiration date of the Rights from March 1, 1998 to March 1, 2008, unless earlier redeemed by the Company.

The amendment to the Rights Agreement is attached hereto as Exhibit 7, which is incorporated herein by reference. The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to that Exhibit.

Item 2.       Exhibits

                  Item 2 is amended by adding thereto the following:

                  7. Fifth Amendment dated as of February 25, 1998, to the Rights Agreement dated as of March 2, 1988, between the Company and The Chase Manhattan Bank, as Rights Agent.
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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             ARROW ELECTRONICS, INC.

                                             BY: /s/ ROBERT E. KLATELL
                                             -------------------------
Date: March 2, 1998                          Name:   Robert E. Klatell
                                             Title   Executive Vice President
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                                INDEX OF EXHIBITS

Exhibit Number                          Title

                          Fifth Amendment dated as of
                          February 25, 1998, to the Rights
                          Agreement dated as of March
                          2, 1988, between the
                          Company and The Chase
                          Manhattan Bank, as Rights
                          Agent.